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                             CERTIFICATE OF TRUST OF
                                CCC CAPITAL TRUST


     This Certificate of Trust of CCC Capital Trust (the "Trust"), dated February 12, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sections 3801 et seq.) (The "Act").

     1. NAME. The name of the business trust formed hereby is CCC Capital Trust.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:
        Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of February 12, 2001.



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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                 REID E. SIMPSON, not in his individual
                                 capacity but solely as Trustee


                                   /s/ Reid E. Simpson
                                 ----------------------------------------------


                                 ROBERT GUTTMAN, not in his individual capacity but solely as Trustee


                                    /s/ Robert Guttman
                                 -----------------------------------------------



                                 WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee


                                 By:      /s/ Donald G. MacKelcan
                                    -------------------------------------
                                 Name:  Donald G. MacKelcan
                                 Title: Vice President